UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2011
CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5404 Wisconsin Avenue, 2nd Floor
Chevy Chase, MD 20815

(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously announced, on August 31, 2011, we launched a tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) for our outstanding 12.75% First Priority Senior Secured Notes due 2014 (the “Notes”), pursuant to which we offered to purchase any and all of the Notes for cash and solicited consents to amend certain terms of the indenture related to the Notes (the “Amendments”).
     On September 15, 2011, we announced that, as of 5:00 p.m., New York City time on September 14, we accepted for purchase an aggregate of $270,541,000 (99.30%) of the Notes, which were tendered in connection with our Tender Offer and Consent Solicitation. Having received the requisite consents to amend the indenture, we entered into a supplemental indenture, dated September 14, 2011, with U.S. Bank National Association, as trustee, and CapitalSource Finance LLC, as guarantor (the “Second Supplemental Indenture”). The Second Supplemental Indenture amends the indenture by eliminating substantially all of the restrictive covenants and certain events of default and related provisions contained in the indenture.
     A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Second Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.
     We issued a press release announcing the receipt of the Requisite Consents for approval of the Amendments and the execution of the Second Supplemental Indenture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.
     See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Second Supplemental Indenture on September 14, 2011.

Item 8.01.	Other Events.
     On September 15, 2011, we issued a press release announcing our board of directors authorized a $200 million increase to our stock repurchase plan. Any share repurchases made pursuant to the increased authorization announced today will be made through open market purchases or privately negotiated transactions from time to time until December 2012 – two years from initiation of the program in December of 2010. The amount and exact timing of any repurchases will depend upon market conditions and other factors. There are no assurances that we will repurchase any shares during the period, and we may suspend or discontinue the stock repurchase plan at any time.
     A copy of the press release announcing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ JOSEPH TURITZ
Joseph Turitz
Date: September 15, 2011	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Second Supplemental Indenture
99.1	Press Release issued by CapitalSource Inc. on September 15, 2011.